Exhibit 99

NEWS RELEASE

For Immediate Release

July 19, 2004

For Further Information Contact:

Jerry Francis, Chairman, President & CEO

(304) 769-1101

City Holding Company Announces Second Quarter Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.2 billion bank holding company headquartered in Charleston, today announced net income for the second quarter of $13.3 million, or diluted earnings per share of $0.79 compared to $12.1 million, or $0.72 per diluted share in the second quarter of 2003, representing a 9.7% increase. For the quarter, the Company achieved a return on assets of 2.39%, a return on equity of 25.64%, a net interest margin of 4.20%, and an efficiency ratio of 45.3%, placing the Company among the most profitable banks for the quarter. At June 30, 2004 the book value of the Company’s common stock was $11.89 per share compared to a book value of $10.74 per share at June 30, 2003, representing a 10.7% increase. The market value of the Company’s stock increased 7.9% to $31.58 at June 30, 2004 compared to $29.26 at June 30, 2003.

During the second quarter of 2004, the Company recorded income of $5.5 million, or $0.19 per diluted share, after taxes, associated with the settlement of litigation brought on December 31, 2001 in a derivative action brought against certain current and former directors and former executive officers of City Holding Company and City National Bank seeking to recover alleged damages on behalf of City Holding Company and City National Bank. The bank recorded legal fees totaling approximately $0.6 million during the second quarter of 2004 in conjunction with the resolution of this settlement and approximately $0.3 million in legal fees and other expenses in the first quarter of 2004. Altogether, approximately $1.2 million of certain legal fees and costs associated with the litigation have been incurred and charged to expense that remain in dispute with the Company’s insurer. Resolution of this dispute may result in additional income for the Company in forthcoming periods if legal fees and costs are fully or partially reimbursed to the Company. The Company recorded a negative provision for loan loss expense of $3.3 million, or $0.12 per diluted share, in the second quarter of 2003 as compared to no provision for loan losses during the second quarter of 2004.

As compared to the year-ago quarter, the Company continues to demonstrate strong performance across all measures. Targeted loan balances grew significantly, with home equity loan balances up 19.0% since June 30, 2003 and commercial real estate loan balances up 24.2% over the same period. Average deposits grew 4.5% between June 30, 2003 and June 30, 2004. Between the second quarter of 2003 and the second quarter of 2004, non-interest income net of security gains and the legal settlement grew 15.0%, which was primarily attributable to growth in service fee income of 11.2%. Expenses exhibited only modest growth between the second quarter of 2003 and the second quarter of 2004 after allowing for significant gains recorded on repossessed assets in the third quarter of 2003 and legal expenses recorded in the second quarter of 2004 associated with settlement of the previously mentioned legal dispute.

Balance Sheet Trends

As compared to June 30, 2003, loans have increased $152.7 million. Specifically, home equity loan balances increased by $48.1 million and commercial real estate loan balances grew by $73.0 million. Additionally, the carrying value of Previously Securitized Loans has increased $78.5 million from June 30, 2003 to June 30, 2004. This increase was due to the Company’s early redemption of the outstanding obligations pursuant to each of its six securitization trusts, resulting in the Company becoming the beneficial owner of the remaining mortgage loans held by those trusts. Offsetting the targeted loan growth, were decreases in loan portfolios that the Company has de-emphasized, including decreases in indirect loans of $18.9 million and decreases in unsecured consumer loans of $22.2 million. The Company also experienced strong and steady increases in average depository balances, which were 4.5% higher in the second quarter of 2004 as compared to the second quarter of 2003, increasing from $1.593 billion to $1.664 billion. This growth occurred in average non-interest bearing deposits, which were up 7.3%; interest-bearing demand deposits, which were up 5.0%; and time deposits, which were up 6.8%.

Net Interest Income

Tax equivalent net interest income in the second quarter of 2004 decreased by $300,000 or 1.4%, as compared to the second quarter of 2003. This decrease can primarily be attributed to margin compression caused by sustained and historically low interest rates. The Company is largely funded by low cost sources of deposits: interest bearing checking, saving deposits, and non-interest bearing deposits and equity. In total, these sources fund approximately 54% of the Company’s total assets. Although the Company did experience some reduction in the cost of time deposits that matured between the second quarter of 2003 and the second quarter of 2004, with average interest bearing demand deposits and average savings deposits having yields of approximately .55% during the second quarter of 2003 and non-interest bearing deposits and equity having zero interest expense, the cost of the Company’s liabilities was relatively constant over this period. However, as the Company’s fixed rate loans (principally in the residential mortgage and commercial portfolios) were repaid and/or refinanced, new loan originations were recorded at lower interest rates in the current interest rate environment, which has adversely impacted the Company’s reported net interest income in 2004, as compared to 2003.

Net interest income compression caused by repricing fixed rate assets was partially offset by reductions in the rate paid on long-term debt which fell from an average of 8.25% during the second quarter of 2003 to 3.62% in the second quarter of 2004. This improvement in funding cost was achieved as a result of redemption of $57.5 million in 9.125% trust preferred securities during the fourth quarter of 2003. This debt was replaced with term federal home loan bank borrowings at rates ranging from 2.02% to 3.41%. Additionally, during the second quarter of 2004, the Company repaid $2.0 million of 9.15% long-term debt owed to City Holding Capital Trust (“the Trust”). In turn, the Trust repurchased $2.0 million of trust preferred securities, which were otherwise not callable until 2008, in an open market transaction. Compression associated with loan repricing was also partially offset by an increase in average earning assets, which increased by $201.8 million, or 10.8%, from $1.864 billion in the second quarter of 2003 to $2.066 billion in the second quarter of 2004. The increase in average earning assets was primarily in investment securities, where average balances increased by $134.1 million between the second quarters of 2003 and 2004 and secondarily by growth in loans. These investment securities were funded by an increase in short-term borrowing and long-term debt from the Federal Home Loan Bank of Pittsburgh where average balances increased $123.4 million between the first quarters of 2003 and 2004.

The net interest margin for the second quarter of 2004 decreased to 4.20% from 4.72% in the second quarter of 2003. This decrease was caused firstly by the growth in investment securities previously described, which increased net interest income but at a lower net interest margin. Secondly, the net interest margin fell as a result of continued repricing of fixed rate loans without a corresponding decrease in rates paid on deposits as previously described. These decreases were only partially offset by the impact of actions taken to reduce outstanding trust preferred securities. If rates continue to remain at historically low levels, fixed rate assets will continue to reprice at lower rates and it is likely that the Company will experience continued contraction of its net interest margin. Conversely, the Company believes that it will benefit from increases in interest rates, should those occur.

Credit Quality

The Company continues to demonstrate strong credit quality. During the second quarter of 2004, the Company had gross charge-offs of $1.372 million. The charge-offs were offset by $0.916 million in recoveries, resulting in net charge-offs of $0.456 million. Of these net charge-offs, approximately 78% were attributable to depository accounts, demonstrating the strength of credit quality in the bank’s retail and commercial loan products.

Non-performing assets were essentially unchanged, decreasing from $4.3 million at June 30, 2003 to $4.2 million at June 30, 2004. However, non-performing assets at June 30, 2004 include $1.544 million in loans that were previously securitized. There were virtually no such assets at June 30, 2003. Thus, the inclusion of these loans in the loan portfolio mitigates improvements achieved in loans accruing interest but more than 90 days past due, non-accrual loans, and other real estate owned.

At June 30, 2004, the ALLL was $19.8 million or 1.47% of total loans outstanding and 493% of non-performing loans. Adjusting for $83.4 million in previously securitized loans, where losses are not expected to flow through the allowance for loan losses but instead are reflected in the yield on these assets, the ALLL represents 1.57% of loans net of previously securitized loans. The Company believes that its methodology for determining its ALLL adequately provides for probable losses inherent in the loan portfolio at June 30. The Company recorded no provision for loan losses in the second quarter of 2004.

Non-Interest Income

Non-interest income in the second quarter of 2004 was $16.7 million as compared to $9.7 million in the second quarter of 2003. During the second quarter of 2004, the Company recorded income of $5.5 million associated with the legal settlement previously described, and $0.1 million in gains on securities. Net of these revenues, non-interest income was up $1.4 million, or 15.0% as compared to the second quarter of 2003. The largest source of non-interest income is fee income from depository accounts, which increased from $7.3 million during the second quarter of 2003 to $8.1 million during the second quarter of 2004, or 11.2%, reflecting growth in new customers and services provided to the Company’s depository customers. The Company also experienced significant increases in insurance revenues that were up 21.5%, trust revenues that were up 76.6%, and additional revenues from bank-owned life insurance. After adjusting for the impact of the legal settlement on non-interest income, non-interest income represented 34.4% of total revenues (net interest income plus non-interest income) for the Company in the second quarter of 2004 – substantially more than other similarly sized banking companies which average approximately 24% of total revenues derived from non-interest income.

Non-Interest Expenses

Non-interest expenses increased by $1.3 million for the quarter, from $16.0 million in the second quarter of 2003 to $17.3 million in the second quarter of 2004, an increase of 8.1%. Of that amount, $761,000 can be attributed to the cost of salaries and employee benefits – principally higher health care costs and the costs of executive severances. With respect to the latter, the Company previously announced the retirement of John Loeber, EVP of Commercial Banking and Chief Credit Officer. Mr. Loeber provided outstanding leadership during his tenure and was instrumental in helping the Company achieve its remarkable financial turnaround over the past three years. On June 28, 2004 the Company announced that John DeRito had joined the Company as Executive Vice President, Commercial Banking.

As previously discussed, during the second quarter of 2004, the Company repaid $2.0 million of long-term debt owed to City Holding Capital Trust (“the Trust”), which enabled the Trust to repurchase $2.0 million of trust preferred securities that were otherwise not callable until 2008. In completing these transactions, the Company incurred expense of approximately $263,000 during the second quarter of 2004 for costs associated with the repayment of the debt and repurchase of the securities.

The impact of this action will be to reduce the Company’s interest expense by $182,500 annually. Finally, in the second quarter of 2003, the Company experienced recoveries of $547,000 on repossessed assets as compared to only $108,000 on repossessed assets in the second quarter of 2004.

Previously Securitized Loans

Between 1997 and 1999, the company originated and securitized $760 million in 125% loan to value junior-lien underlying mortgages in six separate pools known as City Capital Home Loan Trust 1997-1, 98-1, 98-2, 98-3, 98-4 and 99-1. The Company had a retained interest in the residual cash flows associated with these underlying mortgages after satisfying priority claims. Principal amounts owed to investors in the securitizations were evidenced by securities that were subject to redemption under certain circumstances. Once the Notes were redeemed, the Company became the beneficial owner of the mortgage loans and recorded the loans as “Previously Securitized Loans” within the loan portfolio. As of June 30, 2004, the Company had exercised its early redemption option with respect to all of these Trusts.

Because the carrying value of the previously securitized loans incorporates discounts for expected prepayment and default rates, the carrying value of the loans is generally less than the contractual outstanding balance of the loans. As of June 30, 2004, the contractual outstanding balances of the mortgages securitized were $101.2 million while the carrying value of these assets was $83.4 million. The difference between the carrying value and the contractual outstanding balance of previously securitized loans is accreted into interest income over the life of the loans.

Net credit losses on previously securitized loans are first recorded against this discount and, therefore, impact the yield earned on these loans. Should net credit losses exceed the reported balance of the discount over the life of the loans, credit losses would then be provided for through the Company’s provision and allowance for loan losses. During the second quarter of 2004, the Company increased its assumption regarding default rates on these assets over their remaining lives. As a result, the yield on the previously securitized loans declined to 16.65% during the second quarter of 2004. Based upon its assumptions, the Company expects the net carrying value of previously securitized loan balances to decrease as shown below:

December 31, 2004	$69 million
December 31, 2005	$48 million
December 31, 2006	$35 million
December 31, 2007	$26 million

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital. With respect to liquidity, the Company’s loan to deposit ratio was 81.5% and the loan to asset ratio was 61.4% at June 30, 2004. The Company maintained investment securities totaling 30.8% of assets as of this date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 45.3% of assets at June 30, 2004. Time deposits fund 30.1% of assets but very few of these deposits are in accounts of more than $250,000 reflecting the core retail orientation of the Company. Equity represents 9.0% of total assets, leaving only 15.7% of the Company’s assets funded by short and long-term borrowings and other liabilities.

The Company is also strongly capitalized. Capitalization (as measured by equity to assets) was 8.97% at June 30, 2004 as a result of the Company’s strong earnings. The Company’s tangible equity ratio was 8.71% at June 30, 2004. With respect to regulatory capital, at June 30, 2004, the Company’s Leverage Ratio is 9.89%, the Tier I Capital ratio is 14.43%, and the Total Risk-Based Capital ratio is 15.68%. All measures of capital have shown improvement since June 30, 2003 despite the retirement of $57.5 million in trust preferred securities in the fourth quarter of 2003 and $2 million in trust preferred securities during the second quarter of 2004. The Company’s regulatory capital ratios are significantly above levels required to be considered “well capitalized”, which is the highest possible regulatory designation.

During the second quarter of 2004, the Company repurchased 109,300 common shares at a weighted average price of $29.54 as part of a 1 million share repurchase plan originally authorized by the Board of Directors in June of 2002. Under this authorization, as of June 30, 2004, the Company may repurchase an additional 470,000 shares from time to time depending upon market conditions.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans causing the yields on these assets to decline; (4) the Company could have adverse legal actions of a material nature; (5) the Company may face competitive loss of customers; (6) the Company may be unable to manage its expense levels; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (10) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

	Three Months Ended
	June 30 2004	June 30 2003	Percent Change
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$21,679	$21,978	(1.36)%
Net Income	13,298	12,137	9.57%
Earnings per Basic Share	0.80	0.73	9.59%
Earnings per Diluted Share	0.79	0.72	9.72%

Key Ratios (percent):
Return on Average Assets	2.39%	2.43%	(1.65)%
Return on Average Equity	25.64%	28.13%	(8.85)%
Net Interest Margin	4.20%	4.72%	(11.02)%
Efficiency Ratio	45.33%	50.35%	(9.97)%
Average Shareholders’ Equity to Average Assets	9.33%	8.65%	7.86%

Risk-Based Capital Ratios (a):
Tier I	14.43%	11.59%	24.50%
Total	15.68%	14.88%	5.38%

Common Stock Data:
Cash Dividends Declared per Share	$0.22	$0.20	10.00%
Book Value per Share	11.89	10.74	10.71%
Market Value per Share:
High	35.71	30.00	19.03%
Low	27.30	27.30	0.00%
End of Period	31.58	29.26	7.93%

Price/Earnings Ratio (b)	9.87	10.02	(1.50)%

(a)	June 30, 2004 risk-based capital ratios are estimated.
(b)	June 30, 2004 price/earnings ratio computed based on annualized second quarter 2004 earnings.

	Six Months Ended
	June 30 2004	June 30 2003	Percent Change
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$44,248	$43,500	1.72%
Net Income	24,301	21,489	13.09%
Earnings per Basic Share	1.46	1.29	13.18%
Earnings per Diluted Share	1.43	1.27	12.60%

Key Ratios (percent):
Return on Average Assets	2.19%	2.16%	1.39%
Return on Average Equity	23.99%	25.16%	(4.65)%
Net Interest Margin	4.31%	4.69%	(8.10)%
Efficiency Ratio	47.94%	51.83%	(7.51)%
Average Shareholders’ Equity to Average Assets	9.14%	8.59%	6.40%

Common Stock Data:
Cash Dividends Declared per Share	$0.44	$0.40	10.00%
Market Value per Share:
High	36.18	30.00	20.60%
Low	27.30	25.50	7.06%

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

Book Value and Market Price Range per Share

	Book Value per Share				Market Price Range per Share
	March 31	June 30	September 30	December 31	Low	High
1999	13.07	12.85	12.80	11.77	12.50	32.75
2000	11.76	11.72	11.72	9.68	4.88	16.19
2001	8.82	8.70	8.37	8.67	5.13	14.64
2002	8.92	9.40	9.64	9.93	12.04	30.20
2003	10.10	10.74	11.03	11.51	25.50	37.15
2004	12.09	11.89			27.30	36.18

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.53	0.56	1.93
2003	0.56	0.73	0.69	0.64	2.63
2004	0.66	0.80			1.46

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.52	0.55	1.90
2003	0.55	0.72	0.68	0.63	2.58
2004	0.65	0.79			1.43

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Three Months Ended June 30
	2004	2003
Interest Income
Interest and fees on loans	$21,384	$19,577
Interest on investment securities:
Taxable	7,374	5,663
Tax-exempt	457	559
Interest on retained interests	67	3,842
Interest on deposits in depository institutions	11	28
Interest on federal funds sold	—	—

Total Interest Income	29,293	29,669

Interest Expense
Interest on deposits	5,715	5,598
Interest on short-term borrowings	195	132
Interest on long-term debt	1,950	2,261

Total Interest Expense	7,860	7,991

Net Interest Income	21,433	21,678
Provision for (recovery of) loan losses	—	(3,300)

Net Interest Income After Provision for Loan Losses	21,433	24,978

Non-Interest Income
Investment securities gains	124	22
Service charges	8,110	7,294
Insurance commissions	718	591
Trust fee income	627	355
Bank owned life insurance	591	156
Mortgage banking income	71	180
Net proceeds from litigation settlement	5,453	—
Other income	976	1,074

Total Non-Interest Income	16,670	9,672

Non-Interest Expense
Salaries and employee benefits	8,390	7,629
Occupancy and equipment	1,459	1,489
Depreciation	974	1,113
Professional fees and litigation expense	1,181	981
Postage, delivery, and statement mailings	598	744
Advertising	651	557
Telecommunications	463	518
Insurance and regulatory	320	326
Office supplies	273	405
Repossessed asset (gains) losses and expenses	(108)	(547)
Loss on early extinguishment of debt	263	142
Other expenses	2,802	2,621

Total Non-Interest Expense	17,266	15,978

Income Before Income Taxes	20,837	18,672
Income Tax Expense	7,539	6,535

Net Income	$13,298	$12,137

Basic Earnings per Share	$0.80	$0.73
Diluted Earnings per Share	$0.79	$0.72
Average Common Shares Outstanding:
Basic	16,694	16,622
Diluted	16,935	16,918

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Six Months Ended June 30
	2004	2003
Interest Income
Interest and fees on loans	$43,107	$39,879
Interest on investment securities:
Taxable	14,598	10,876
Tax-exempt	934	1,130
Interest on retained interests	807	7,365
Interest on deposits in depository institutions	22	58
Interest on federal funds sold	—	60

Total Interest Income	59,468	59,368

Interest Expense
Interest on deposits	11,407	11,365
Interest on short-term borrowings	361	566
Interest on long-term debt	3,955	4,545

Total Interest Expense	15,723	16,476

Net Interest Income	43,745	42,892
Provision for (recovery of) loan losses	—	(3,300)

Net Interest Income After Provision for Loan Losses	43,745	46,192

Non-Interest Income
Investment securities gains	1,136	375
Service charges	15,491	13,375
Insurance commissions	1,378	1,353
Trust fee income	1,114	703
Bank owned life insurance	1,172	313
Mortgage banking income	140	348
Net proceeds from litigation settlement	5,453	—
Other income	1,811	2,190

Total Non-Interest Income	27,695	18,657

Non-Interest Expense
Salaries and employee benefits	16,517	15,367
Occupancy and equipment	2,953	3,034
Depreciation	1,980	2,300
Professional fees and litigation expense	2,025	1,818
Postage, delivery, and statement mailings	1,283	1,524
Advertising	1,307	1,207
Telecommunications	929	923
Insurance and regulatory	651	651
Office supplies	585	840
Repossessed asset losses (gains) and expenses	(51)	(738)
Loss on early extinguishment of debt	263	142
Other expenses	5,362	4,917

Total Non-Interest Expense	33,804	31,985

Income Before Income Taxes	37,636	32,864
Income Tax Expense	13,335	11,375

Net Income	$24,301	$21,489

Basic Earnings per Share	$1.46	$1.29
Diluted Earnings per Share	$1.43	$1.27
Average Common Shares Outstanding:
Basic	16,687	16,630
Diluted	16,954	16,936

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2004	June 30, 2003
Balance at March 31	$202,204	$167,877

Net income	13,298	12,137
Other comprehensive income:
Change in unrealized (loss) gain on securities available-for-sale	(11,196)	1,776
Cash dividends declared ($0.22/share)	(3,657)	—
Cash dividends declared ($0.20/share)	—	(3,325)
Exercise of 10,325 stock options	149	—
Exercise of 7,400 stock options	—	106
Purchase of 109,300 common shares for treasury	(3,229)	—

Balance at June 30	$197,569	$178,571

	Six Months Ended
	June 30, 2004	June 30, 2003
Balance at January 1	$190,690	$165,393

Net income	24,301	21,489
Other comprehensive income:
Change in unrealized (loss) gain on securities available-for-sale	(7,825)	718
Cash dividends declared ($0.44/share)	(7,335)	—
Cash dividends declared ($0.40/share)	—	(6,652)
Exercise of 84,803 stock options	967	—
Exercise of 86,482 stock options	—	881
Purchase of 109,300 common shares for treasury	(3,229)
Purchase of 118,300 common shares for treasury	—	(3,258)

Balance at June 30	$197,569	$178,571

CITY HOLDING COMPANY AND SUBSIDIARIES

Condensed Consolidated Quarterly Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	June 30 2004	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003
Interest income	$29,293	$30,175	$29,581	$28,341	$29,669
Taxable equivalent adjustment	246	257	257	271	300

Interest income (FTE)	29,539	30,432	29,838	28,612	29,969
Interest expense	7,860	7,863	7,497	7,812	7,991

Net interest income	21,679	22,569	22,341	20,800	21,978
Provision for loan losses	—	—	(1,000)	(1,900)	(3,300)

Net interest income after provision for loan losses	21,679	22,569	23,341	22,700	25,278

Noninterest income	16,670	11,025	10,367	10,639	9,672
Noninterest expense	17,266	16,538	18,033	15,405	15,978

Income before income taxes	21,083	17,056	15,675	17,934	18,972
Income tax expense	7,539	5,796	4,746	6,130	6,535
Taxable equivalent adjustment	246	257	257	271	300

Net income	$13,298	$11,003	$10,672	$11,533	$12,137

Basic earnings per share	$0.80	$0.66	$0.64	$0.69	$0.73
Diluted earnings per share	0.79	0.65	0.63	0.68	0.72
Cash dividends declared per share	0.22	0.22	0.20	0.20	0.20

Average Common Share (000s):
Outstanding	16,694	16,681	16,641	16,636	16,622
Diluted	16,935	16,972	16,961	16,953	16,918

Net Interest Margin	4.20%	4.42%	4.74%	4.50%	4.72%

CITY HOLDING COMPANY AND SUBSIDIARIES

Non-Interest Income and Non-Interest Expense

(Unaudited) ($ in 000s)

	Quarter Ended
	June 30 2004	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003
Non-Interest Income:
Service charges	$8,110	$7,381	$7,762	$7,285	$7,294
Insurance commissions	718	660	510	604	591
Trust fee income	627	487	379	493	355
Bank owned life insurance	591	581	593	414	156
Mortgage banking income	71	69	60	109	180
Net proceeds from litigation settlement	5,453	—	—	—	—
Other income	976	835	776	2,544	1,074

Subtotal	16,546	10,013	10,080	11,449	9,650
Investment security gains (losses)	124	1,012	287	(810)	22

Total Non-Interest Income	$16,670	$11,025	$10,367	$10,639	$9,672

Non-Interest Expense:
Salaries and employee benefits	$8,390	$8,127	$7,916	$7,787	$7,629
Occupancy and equipment	1,459	1,494	1,550	1,431	1,489
Depreciation	974	1,006	1,056	1,055	1,113
Professional fees and litigation expense	1,181	844	542	519	981
Postage, delivery, and statement mailings	598	685	584	538	744
Advertising	651	656	578	555	557
Telecommunications	463	466	466	485	518
Insurance and regulatory	320	331	297	318	326
Office supplies	273	312	278	310	405
Repossessed asset (gains) losses and expenses	(108)	57	19	28	(547)
Loss on early exinguishment of debt	263	—	2,246	—	142
Other expenses	2,802	2,560	2,501	2,379	2,621

Total Non-Interest Expense	$17,266	$16,538	$18,033	$15,405	$15,978

Employees (Full Time Equivalent)	692	690	701	709	719
Branch Locations	54	54	54	55	55

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

($ in 000s)

	June 30 2004	December 31 2003
	(Unaudited)
Assets
Cash and due from banks	$47,801	$58,216
Interest-bearing deposits in depository institutions	3,890	5,122
Federal funds sold	—	—

Cash and cash equivalents	51,691	63,338
Investment securities available-for-sale, at fair value	615,095	645,663
Investment securities held-to-maturity, at amortized cost	62,851	59,298

Total investment securities	677,946	704,961
Loans:
Residential real estate	459,759	446,134
Home equity	301,231	282,481
Commercial real estate	374,292	351,284
Other commercial	73,139	76,167
Installment	24,722	33,651
Indirect	16,140	24,707
Credit card	17,961	18,979
Previously securitized loans	83,385	58,788

Gross Loans	1,350,629	1,292,191
Allowance for loan losses	(19,833)	(21,426)

Net loans	1,330,796	1,270,765
Retained interests	—	34,320
Bank owned life insurance	50,386	49,214
Premises and equipment	34,331	35,338
Accrued interest receivable	9,286	10,216
Net deferred tax assets	29,488	29,339
Other assets	17,408	16,939

Total Assets	$2,201,332	$2,214,430

Liabilities
Deposits:
Noninterest-bearing	$310,093	$309,706
Interest-bearing:
Demand deposits	405,690	393,443
Savings deposits	280,496	278,117
Time deposits	661,940	655,496

Total deposits	1,658,219	1,636,762
Short-term borrowings	125,351	168,403
Long-term debt	193,836	190,836
Other liabilities	26,357	27,739

Total Liabilities	2,003,763	2,023,740

Stockholders’ Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized; 16,919,248 shares issued and outstanding at June 30, 2004 and December 31, 2003, including 299,378 and 274,881 shares in treasury	42,298	42,298
Capital surplus	56,117	57,364
Retained earnings	113,426	96,460
Cost of common stock in treasury	(7,818)	(6,803)
Accumulated other comprehensive (loss) income:
Unrealized (loss) gain on securities available-for-sale	(4,063)	3,762
Underfunded pension liability	(2,391)	(2,391)

Total Accumulated Other Comprehensive (Loss) Income	(6,454)	1,371

Total Stockholders’ Equity	197,569	190,690

Total Liabilities and Stockholders’ Equity	$2,201,332	$2,214,430

CITY HOLDING COMPANY AND SUBSIDIARIES

Loan Portfolio

(Unaudited) ($ in 000s)

	June 30 2004	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003
Residential real estate	$459,759	$439,643	$446,134	$448,455	$452,014
Home equity	301,231	292,192	282,481	272,091	253,178
Commercial real estate	374,292	347,724	351,284	317,549	301,321
Other commercial	73,139	74,743	76,167	79,090	85,356
Loans to depository institutions	—	20,000	—	—	—
Installment	24,722	28,351	33,651	39,466	46,877
Indirect	16,140	20,006	24,707	29,074	35,059
Credit card	17,961	18,119	18,979	19,133	19,155
Previously securitized loans	83,385	92,954	58,788	37,339	4,933

Gross Loans	$1,350,629	$1,333,732	$1,292,191	$1,242,197	$1,197,893

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Three Months Ended June 30,
	2004			2003
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Loan portfolio:
Residential real estate	$450,436	$6,719	5.97%	$455,545	$7,787	6.84%
Home equity	297,628	3,268	4.39%	242,905	2,763	4.55%
Commercial real estate	355,144	4,864	5.48%	294,494	4,569	6.21%
Other commercial	76,047	955	5.02%	86,485	1,365	6.31%
Loans to depository institutions	9,011	26	1.15%	—	—	—
Installment	26,964	744	11.04%	50,092	1,403	11.20%
Indirect	18,015	491	10.90%	38,190	1,031	10.80%
Credit card	18,004	539	11.98%	18,933	572	12.08%
Previously securitized loans	90,752	3,778	16.65%	1,719	87	20.24%

Total loans	1,342,001	21,384	6.37%	1,188,363	19,577	6.59%
Securities:
Taxable	680,100	7,374	4.34%	538,998	5,663	4.20%
Tax-exempt	38,100	703	7.38%	45,091	859	7.62%

Total securities	718,200	8,077	4.50%	584,089	6,522	4.47%
Retained interest in securitized loans	547	67	48.99%	81,774	3,842	18.79%
Deposits in depository institutions	5,461	11	0.81%	10,190	28	1.10%
Federal funds sold	—	—	—	—	—	—

Total interest-earning assets	2,066,209	29,539	5.72%	1,864,416	29,969	6.43%
Cash and due from banks	43,485			45,391
Bank premises and equipment	34,588			36,334
Other assets	99,983			78,885
Less: Allowance for loan losses	(20,053)			(29,380)

Total assets	$2,224,212			$1,995,646

Liabilities:
Interest-bearing demand deposits	$405,824	$637	0.63%	$386,348	$531	0.55%
Savings deposits	282,620	366	0.52%	294,108	395	0.54%
Time deposits	662,611	4,712	2.84%	620,543	4,672	3.01%
Short-term borrowings	112,548	195	0.69%	94,784	132	0.56%
Long-term debt	215,264	1,950	3.62%	109,643	2,261	8.25%

Total interest-bearing liabilities	1,678,867	7,860	1.87%	1,505,426	7,991	2.12%
Noninterest-bearing demand deposits	313,410			291,971
Other liabilities	24,476			25,645
Stockholders’ equity	207,459			172,604

Total liabilities and stockholders’ equity	$2,224,212			$1,995,646

Net interest income		$21,679			$21,978

Net yield on earning assets			4.20%			4.72%

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Six Months Ended June 30,
	2004			2003
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Loan portfolio:
Residential real estate	$445,780	$13,571	6.09%	$461,659	$16,113	6.98%
Home equity	291,947	6,444	4.41%	231,821	5,344	4.61%
Commercial real estate	352,008	9,731	5.53%	283,730	8,992	6.34%
Other commercial	75,320	1,917	5.09%	89,629	2,794	6.23%
Loans to depository institutions	6,154	35	1.14%	9,394	78	1.66%
Installment	29,028	1,621	11.17%	54,505	3,082	11.31%
Indirect	20,204	1,103	10.92%	41,663	2,248	10.79%
Credit card	18,209	1,093	12.01%	18,918	1,141	12.06%
Previously securitized loans	87,797	7,592	17.29%	865	87	20.12%

Total loans	1,326,447	43,107	6.50%	1,192,184	39,879	6.69%
Securities:
Taxable	677,143	14,598	4.31%	514,553	10,876	4.23%
Tax-exempt	39,037	1,437	7.36%	46,317	1,738	7.50%

Total securities	716,180	16,035	4.48%	560,870	12,614	4.50%
Retained interest in securitized loans	6,636	807	24.32%	81,535	7,365	18.07%
Deposits in depository institutions	5,554	22	0.79%	14,294	82	1.15%
Federal funds sold	—	—	—	6,868	36	1.05%

Total interest-earning assets	2,054,817	59,971	5.84%	1,855,751	59,976	6.46%
Cash and due from banks	44,097			46,498
Bank premises and equipment	34,796			36,872
Other assets	102,519			78,737
Less: Allowance for loan losses	(20,637)			(29,248)

Total assets	$2,215,592			$1,988,610

Liabilities:
Interest-bearing demand deposits	$401,639	$1,241	0.62%	$381,445	$1,051	0.55%
Savings deposits	281,006	729	0.52%	291,204	846	0.58%
Time deposits	662,171	9,437	2.85%	620,494	9,468	3.05%
Short-term borrowings	114,881	361	0.63%	101,189	566	1.12%
Long-term debt	218,242	3,955	3.62%	111,064	4,545	8.18%

Total interest-bearing liabilities	1,677,939	15,723	1.87%	1,505,396	16,476	2.19%
Noninterest-bearing demand deposits	310,509			284,984
Other liabilities	24,569			27,399
Stockholders’ equity	202,575			170,831

Total liabilities and stockholders’ equity	$2,215,592			$1,988,610

Net interest income		$44,248			$43,500

Net yield on earning assets			4.31%			4.69%

CITY HOLDING COMPANY AND SUBSIDIARIES

Analysis of Risk-Based Capital

(Unaudited) ($ in 000s)

	June 30 2004(a)	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003
Tier I Capital:
Stockholders’ equity	$197,569	$202,204	$190,690	$183,463	$178,571
Goodwill and other intangibles	(6,357)	(6,408)	(6,459)	(6,510)	(6,574)
Accumulated other comprehensive income	6,454	(4,742)	(1,372)	(1,673)	(5,134)
Qualifying trust preferred stock	28,000	30,000	30,000	60,597	57,812
Excess retained interests	—	—	—	—	(23,809)
Excess deferred tax assets	(6,922)	(807)	(8,053)	(7,731)	(9,048)

Total tier I capital	$218,744	$220,247	$204,806	$228,146	$191,818

Total Risk-Based Capital:
Tier I capital	$218,744	$220,247	$204,806	$228,146	$191,818
Qualifying allowance for loan losses	18,939	19,169	21,426	23,436	24,759
Qualifying trust preferred stock	—	—	—	26,903	29,688

Total risk-based capital	$237,683	$239,416	$226,232	$278,485	$246,265

Net risk-weighted assets	$1,514,261	$1,505,892	$1,717,206	$1,783,444	$1,654,924

Ratios:
Average stockholders’ equity to average assets	9.33%	8.96%	9.12%	9.23%	8.65%
Risk-based capital ratios:
Tier I capital	14.43%	14.63%	11.93%	12.79%	11.59%
Total risk-based capital	15.68%	15.89%	13.17%	15.62%	14.88%
Leverage capital	9.89%	10.01%	10.04%	11.50%	9.81%

(a)	June 30, 2004 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES

Intangibles

(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	June 30 2004	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003
Intangibles, net	$6,357	$6,408	$6,459	$6,510	$6,574
Intangibles amortization expense	51	51	51	64	78

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Loan Loss Experience

(Unaudited) ($ in 000s)

	Quarter Ended
	June 30 2004	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003
Balance at beginning of period	$20,289	$21,426	$23,436	$26,092	$28,910
Charge-offs:
Residential real estate	173	217	419	251	388
Home equity	66	133	18	65	143
Commercial real estate	44	342	130	294	—
Other commercial	22	159	28	203	2
Installment	457	588	715	678	676
Overdraft deposit accounts	610	787	583	596	501

Total charge-offs	1,372	2,226	1,893	2,087	1,710

Recoveries:
Residential real estate	133	104	135	190	246
Home equity	—	5	—	1	61
Commercial real estate	201	311	141	424	580
Other commercial	127	55	182	259	729
Installment	202	260	211	249	408
Overdraft deposit accounts	253	354	214	208	168

Total recoveries	916	1,089	883	1,331	2,192

Net charge-offs (recoveries)	456	1,137	1,010	756	(482)
(Recovery of) provision for loan losses	—	—	(1,000)	(1,900)	(3,300)

Balance at end of period	$19,833	$20,289	$21,426	$23,436	$26,092

Loans outstanding	$1,350,629	$1,333,732	$1,292,191	$1,242,197	$1,197,893

Average loans outstanding	1,342,001	1,310,894	1,271,581	1,222,012	1,188,363

Allowance as a percent of loans outstanding	1.47%	1.52%	1.66%	1.89%	2.18%

Allowance as a percent of non-performing loans	493%	432%	529%	551%	701%

Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.14%	0.35%	0.32%	0.25%	(0.16)%

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Non-Performing Assets

(Unaudited) ($ in 000s)

	June 30 2004	March 31 2004	Dec. 31 2003	Sept. 30 2003	June 30 2003
Nonaccrual loans	$1,792	$2,268	$2,140	$2,509	$1,919
Accruing loans past due 90 days or more	689	1,039	1,195	1,229	1,744
Previously securitized loans past due 90 days or more	1,544	1,388	717	516	61
Restructured loans	—	—	—	—	—

Total non-performing loans	4,025	4,695	4,052	4,254	3,724
Other real estate owned	171	296	312	477	623

Total non-performing assets	$4,196	$4,991	$4,364	$4,731	$4,347

Non-performing assets as a percent of loans and other real estate owned	0.31%	0.37%	0.34%	0.38%	0.36%